UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2011

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2011, SuccessFactors, Inc. (the “Company”), SAP America, Inc., a Delaware corporation (“Parent”), Saturn Expansion Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and SAP AG, a an Aktiengesellschaft organized under the laws of Germany and the parent company of Parent (“SAP”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $40.00 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.

Purchaser has agreed to commence the Offer within 10 business days of December 3, 2011. The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Committee on Foreign Investment in the United States under the Exon-Florio Act, and approval under certain foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.

The Merger Agreement provides that, following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than treasury shares, shares held by Parent, Purchaser or any of their wholly-owned subsidiaries, or as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions, including approval by the Company’s stockholders, if required, as described below.

In addition, in connection with the transactions contemplated by the Merger Agreement, all options (whether vested or unvested) of the Company which are unexpired, unexercised and outstanding at the time the Merger is consummated will be cancelled and converted into the right to receive, within 30 days following the consummation of the Offer, an amount in cash equal to the product of (x) the aggregate number of shares of common stock of the Company subject to such options and (y) the excess, if any, of the Offer Price over the per share exercise price of each option. All unvested shares of the Company’s common stock subject to forfeiture or a right of repurchase by the Company at the time the Merger is consummated (“Restricted Stock”) and all of the Company’s restricted stock units (“Equity Plan Stock”) that are unvested as the time the Merger is consummated, in each case, other than those held by non-employee directors, will remain subject to the vesting terms that applied with respect to such shares of Restricted Stock or Equity Plan Stock immediately prior to the consummation of the Offer under the Restricted Stock or Equity Plan Stock award applicable to such shares of Restricted Stock or Equity Plan Stock. Each holder of unvested shares of Restricted Stock or Equity Plan Stock will be paid in a cash lump-sum on the date upon which such shares of Restricted Stock or Equity Plan Stock would have vested under the terms and conditions set forth in the Restricted Stock or Equity Plan Stock award applicable to such shares of Restricted Stock or Equity Plan Stock. All shares of Restricted Stock or Equity Plan Stock which are vested at the time the Merger is consummated, in each case, other than those held by non-employee directors, following the consummation of the Merger will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price. All shares of Restricted Stock and Equity Plan Stock held by non-employee directors will be cancelled and converted into the right to receive within 30 days following the consummation of the Merger an amount in cash equal to the Offer Price.

The Company has granted to Purchaser an irrevocable option (the “Top-Up Option”) under the Merger Agreement to purchase at a per share price equal to the Offer Price, following the consummation of the Offer and subject to certain conditions and limitations, newly issued shares of the Company’s common stock, up to the total number of its authorized but unissued shares, less the number of shares of the Company’s common stock reserved for issuance, equal to the number of shares that, when added to the number of shares of the Company’s common stock owned by Parent, Purchaser and their wholly-owned subsidiaries immediately following the consummation of the Offer, shall equal one share more than 90% of the shares of the Company’s common stock outstanding after giving effect to the shares issuable under the Top-Up Option (calculated on a fully diluted basis in accordance with the Merger Agreement). The Top-Up Option is intended to expedite the timing of the completion of the Merger by effecting the Merger pursuant to Delaware’s “short form” merger statute. Following the Offer and, if necessary, the exercise of the Top-Up Option, if Purchaser does not own at least 90% of the outstanding Shares, a Company stockholder vote will be required to consummate the Merger. In such case, the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Purchaser’s ownership of at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) following completion of the Offer.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $112.5 million to Parent in certain customary circumstances.

The Board of Directors of the Company has unanimously resolved to recommends that the Company’s stockholders accept the tender offer, tender their shares of the Company’s common stock to Purchaser in the tender offer, and, to the extent stockholder approval is required under applicable law, adopt the Merger Agreement.

SAP has absolutely, irrevocably and unconditionally granted in favor of the Company a guarantee under the Merger Agreement pursuant to which SAP will guarantee the payment and performance of Parent’s and the Purchaser’s liability and obligations (including for breach) under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

Item 8.01 Other Events

On December 3, 2011, the Company and SAP issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer for the outstanding shares of the Company’s common stock described in this Current Report on Form 8-K has not commenced. At the time the Offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Those materials and all other documents filed by the Company or Purchaser with the SEC will be available at no charge on the SEC’s web site at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials may be obtained for free by directing requests to SAP AG, Attention: Stefan Gruber, Dietmar-Hopp-Allee 16, 69190 Walldorf, Germany, Telephone: +49 6227 744872. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to SuccessFactors Global Headquarters, Attention: Andrea Meyer, 1500 Fashion Island Blvd. Suite 300, San Mateo, CA 94404, USA, Telephone +1 (650) 645-2000. In addition, free copies of the Tender Offer Statement and related materials and the Solicitation/Recommendation Statement, when available, may be obtained from the information agent for the Offer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 3, 2011, by and among SAP America, Inc., Saturn Expansion Corporation, SAP AG and SuccessFactors, Inc.

99.1	Joint Press Release of SuccessFactors, Inc. and SAP AG, dated December 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith
Hillary B. Smith

Date: December 5, 2011

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 3, 2011, by and among SAP America, Inc., Saturn Expansion Corporation, SAP AG and SuccessFactors, Inc.

99.1	Joint Press Release of SuccessFactors, Inc. and SAP AG, dated December 3, 2011.